Exhibit 99.1

FOR IMMEDIATE RELEASE

August 27, 2008

Serco Contact
Laura Baldwin
Qorvis Communications
(202) 253 9882
lbaldwin@qorvis.com

SI International Contact
Alan Hill
Vice President, Corporate Communications & Investor Relations
SI International, Inc.
703-234-6854
Alan.Hill@si-intl.com

Serco’s North American Division and SI International Announce Acquisition Agreement

Deal Expands Serco’s Business in DoD and U.S. Federal Sectors

Reston, VA – August 27, 2008 – Serco Inc., the U.S.-based division of leading international service company Serco Group plc, and SI International, Inc. (NASDAQ: SINT) today announced that they have entered into a definitive merger agreement. Under the agreement, Serco will acquire SI International for $32 per share in cash, or an aggregate purchase price on a fully diluted share basis of approximately $423 million.  Serco will also assume SI International’s debt which, at June 28, 2008, was $87.3 million, net of cash.  The per share purchase price represents a premium of 40 percent over SI International closing stock price on August 26, 2008.  SI International is one of the federal contracting sector’s most recognized companies, focused on mission critical technology, information services, outsourcing, and network solutions for U.S. federal defense and civilian government clients. The proposed transaction has been unanimously approved by the board of directors of both companies.

The proposed acquisition of SI International would be the second major transaction in three years for the North American division of Serco and would propel the combined company to the tier of $1 billion-plus federal contractors in the U.S.  Based upon 2007 reported financial results, the combined companies would have total revenues of approximately $1.3 billion and 11,500 employees serving government clients. The proposed transaction will further strengthen Serco’s growing portfolio of services to the Department of Defense, U.S. intelligence and security agencies and federal civilian agencies. The transaction, which is expected to close by the end of 2008, is subject to an affirmative vote of SI International’s shareholders, regulatory approvals including Hart-Scott-Rodino and Exon-Florio, and customary closing conditions. SI International’s shareholders will have an opportunity to vote on the proposed transaction at a special shareholder meeting to be scheduled at a later date.

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“Serco and SI International share the same commitment to excellent service and complement each other exceptionally well in both capabilities and markets,” said Ed Casey, Chairman and CEO of Serco Inc. “SI International strengthens our ability to bring business process re-engineering (BPR) and technology solutions to the most demanding government missions, while our increased combined scale positions our businesses to deliver even larger and more complex integrated solutions for our customers.”

“We are pleased that we can join a company of Serco’s stature and success,” said Brad Antle, President and CEO of SI International. “We have had a tremendous track record during our ten-year history and are very proud of the leading position we have achieved in the government services sector. Now is the right time to go to the next level so the services we provide to our customers are enhanced by the scale and global reach that Serco can offer.”

This proposed transaction would further evolve Serco’s North American organization into a management services business with a broad and balanced portfolio of government clients, contracts and capabilities. In 2005 Serco acquired defense contractor RCI and in 2007 won nearly $1 billion in major contracts involving logistics, port security, transformation of critical government services, aviation services and military personnel support for clients that include the U.S. Army, Navy, Marine Corps, and the U.S. Postal Service.  Serco was named the Most Admired Support Services Company in the UK and has approximately 40,000 employees in 30 countries, with 7,000 employees in North America.

SI International, which has made a number of acquisitions in its ten-year history, is focused on federal IT modernization, defense transformation, homeland defense and mission-critical outsourcing. The company’s clients include the U.S. Air Force, Army, Department of Defense, intelligence community, and 15 major federal civilian agencies, including the Department of Homeland Security, the Department of State, and Federal Retirement Thrift Investment Board. SI International has 4,500 employees, nearly 80 percent who hold security clearances.  In 2007, SI International received the coveted Greater Washington Area Contractor of the Year award.

UBS Securities LLC acted as exclusive financial advisor to Serco.  Skadden, Arps, Slate, Meagher & Flom LLP and Kaye Scholer LLP (for regulatory matters) acted as legal advisors to Serco Inc. in connection with the transaction. Wachovia Capital Markets, LLC acted as the financial advisor and Morrison & Foerster LLP acted as legal advisor to SI International in connection with the transaction.

This news release may contain forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties. Such risks include, without limitation, the risk that the transaction will not be consummated as a result of the failure of any of the conditions precedent, such as the ability to obtain government approvals required for closing the transaction. SI International undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in expectations that may arise after the date of this release. We caution you not to place undue reliance upon any such forward-looking statements.

About Serco

Serco is a $6 billion revenue international management services company that enables government, military and commercial customers to improve processes, achieve mission objectives and exceed ever-increasing public service expectations.  Its North American unit, Serco Inc., based in Reston, VA, designs and delivers human capital management, engineering/logistics, economic cost analysis, integrated lifecycle transportation management solutions to military, federal civil agencies, state and local government and commercial customers.  Visit www.serco-na.com to learn more about Serco’s North America division and www.serco.com for information on Serco Group plc.

About SI International

SI International, a member of the Russell 2000 and S&P SmallCap 600 indices, is a provider of information technology and network solutions (IT) primarily to the federal government.  SI International combines technology and industry expertise to provide a full spectrum of state-of-the-practice solutions and services, from design and development to documentation and operations, to assist clients in achieving their missions.  SI International is ranked as the 42nd largest Federal Prime IT Contractor by Washington Technology and has approximately 4,500 employees.  More information about SI International can be found at www.si-intl.com.

IMPORTANT INFORMATION

This news release is not a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell shares of SI International, and is not a substitute for any proxy statement, tender offer statement or other filing that may be made with the Securities and Exchange Commission (“SEC”) with respect to the proposed transaction. SI International intends to file and deliver all forms, proxy statements, notices and other documents required under state and federal law regarding the proposed transaction. SI International will be filing preliminary proxy materials with the SEC for the special meeting of stockholders to be held to vote on the proposed merger. Upon completion of the SEC’s review of the preliminary proxy materials, SI International will call a special meeting of its stockholders to vote on the merger and will file with the SEC and mail to SI International stockholders definitive proxy materials. Before making any voting or investment decisions, investors and stockholders of SI International are urged to read the definitive proxy materials regarding the merger transaction carefully in their entirety when they become available, because they will contain important information about the proposed transaction, including, among other things, the recommendation of SI International board of directors in respect of the merger. Copies of the definitive proxy materials and any amendments or supplements thereto may be obtained without charge, as they become available, at the SEC’s website at http://www.sec.gov or at SI International website at http://www.si-intl.com. Investors and stockholders also may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC from SI International by directing a written request to SI International, Inc., 12012 Sunset Hills Road, Suite 800, Reston VA 20190  Attention: Company Secretary.

SI International and certain of its directors, executive officers and management employees and other persons, may be deemed to be participants in the solicitation of proxies from SI International’s stockholders in favor of the approval of the transaction. Information regarding SI International’s directors, executive officers and management employees and their respective interests in SI International by security holdings or otherwise is set forth in SI International’s Proxy Statement on Schedule 14A for its 2008 Annual Meeting of Stockholders, filed with the SEC on April 18, 2008.

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